CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the use in this Registration Statement on Form N-4 of our report dated February 7, 2002, relating to the consolidated financial statements of Business Men's Assurance Company of America and our report dated February 22, 2002, relating to the financial statements of BMA Variable Annuity Account A, which appear in such Registration Statement and the related Statement of Additional Information accompanying the Prospectus of BMA Variable Annuity Account A. We also consent to the references to us under the headings "Financial Statements" and "Experts" in such Registration Statement and Statement of Additional Information.


/s/PricewaterhouseCoopers LLP

Kansas City, Missouri
April 22, 2002





                         Consent of Independent Auditors

We consent to the reference to our firm under the caption "Experts," and to the use of our report dated February 3, 2000, with respect to the consolidated financial statements of Business Men's Assurance Company of America for the year ended December 31, 1999, included in the Post-Effective Amendment No. 10 to the Registration Statement under the Securities Act of 1933 (No. 333-32887) and Post-Effective Amendment No. 11 to the Registration Statement under the Investment Company Act of 1940 (Form N-4 No. 811-08325) and the related Statement of Additional Information accompanying the Prospectus of BMA Variable Annuity Account A.




                                                        /s/Ernst & Young LLP



Kansas City, Missouri
April 26, 2002